                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8 - K/A

                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)     AUGUST 30, 1996
                                                  ------------------------------


                              THE MAXIM GROUP, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                              0-22232                   58-2060334
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)        (IRS EMPLOYER
 OF INCORPORATION)                                           IDENTIFICATION NO.)

210 TOWNPARK DRIVE, KENNESAW, GEORGIA                                30144
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE             (770) 590-9369
                                                    ----------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGEED SINCE LAST REPORT)

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired:

Image Industries, Inc.

Independent Auditors' Report
Balance Sheets as of July 1, 1995 and June 29, 1996
Statements of Earnings for the Years Ended July 2, 1994, July 1, 1995 and June 29, 1996
Statements of Cash Flows for the Years Ended July 2, 1994, July 1, 1995 and June 29, 1996
Statements of Stockholders' Equity for the Years Ended July 2, 1994, July 1, 1995 and June 29, 1996
Notes to Financial Statements

(b) Pro Forma Financial Information

Pro Forma Combined Balance Sheet as of July 31, 1996
Notes to Pro Forma Combined Balance Sheet
Pro Forma Combined Statement of Earnings for the Six Months Ended July 31, 1996
Pro Forma Combined Statement of Earnings for the Ten Months Ended January 31, 1996
Pro Forma Combined Statement of Earnings for the Year Ended March 31, 1995
Pro Forma Combined Statement of Earnings for the Year Ended March 31, 1994

(c) Exhibits:

2.1 - Agreement and Plan of Reorganization, dated as of May 31, 1996, by and among The Maxim Group, Inc., TMG-II Merger, Inc., and Image Industries, Inc. (incorporated by reference from Form 8-K of Maxim dated May 31, 1996)

[KPMG Peat Marwick LLP LETTERHEAD]






The Board of Directors and Stockholders
Image Industries, Inc.:

We have audited the accompanying balance sheets of Image Industries, Inc. as of June 29, 1996 and July 1, 1995, and the related statements of operations, stockholders' equity, and cash flow for each of the years in the three-year period ended June 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Industries, Inc., as of June 29, 1996, in conformity with generally accepted accounting principles.


                                             KPMG Peat Marwick LLP


Atlanta, Georgia
August 25, 1996

IMAGE INDUSTRIES, INC.
BALANCE SHEETS
(In thousands, except share data)                                                        July 1,     June 29,
                                                                                          1995         1996
-------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash                                                                                  $    186     $    118
  Trade accounts receivable, less allowance of $176 and $114 at
      July 1,1995 and June 29, 1996, respectively (notes 4 and 7)                         17,994       21,730
  Other receivables                                                                          384          594
  Inventories (notes 3 and 4)                                                             31,549       30,195
  Prepaid expenses and other current assets                                                  134          706
  Deferred income tax benefit (note 6)                                                       760        1,738
-------------------------------------------------------------------------------------------------------------
    Total current assets                                                                  51,007       55,081
-------------------------------------------------------------------------------------------------------------
  Property, plant and equipment, net (notes 3,4 and 5)                                    74,591       76,728
-------------------------------------------------------------------------------------------------------------
  Other Assets:
  Deferred income tax benefit (note 6)                                                     5,474        4,746
  Deferred loan costs, less accumulated amortization of $30 and $159
    at July 1, 1995 and June 29, 1996 respectively (note 9)                                  271          142
  Deposits                                                                                    44        1,069
  Goodwill, less accumulated amortization of $0 and $5 at July 1, 1995                        96          100
    and June 29, 1996 respectively
-------------------------------------------------------------------------------------------------------------
      Total other assets                                                                   5,885        6,057
-------------------------------------------------------------------------------------------------------------
                                                                                        $131,483     $137,866
=============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long term debt and capital lease obligations (notes 4
  and 5)                                                                                $    227     $    195
  Trade accounts payable                                                                  14,072       10,086
  Accrued compensation and benefits                                                        1,592        1,976
  Accrued returns and allowances                                                           1,073          719
  Other accrued expenses                                                                   1,851        2,067
  Income taxes payable (note 6)                                                              105            -
-------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                             18,920       15,043
-------------------------------------------------------------------------------------------------------------
Long term debt and capital lease obligations, excluding current                           53,822       61,128
  installments (notes 4,5 and 9)
Deferred income tax liability (note 6)                                                     7,585        8,716
-------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                     80,327       84,887
-------------------------------------------------------------------------------------------------------------
Stockholders' equity (notes 8 and 11) :
 Preferred stock, $.01par value per share, authorized 10,000 shares;
   none issued or outstanding                                                                  -            -
 Common stock, $.01par value per share, authorized 20,000 shares; issued and outstanding 5,227 and 5,266 shares at July 1, 1995 and
   June 29, 1996 respectively                                                                 52           53
 Additional paid-in capital                                                               39,773       39,781
 Retained earnings                                                                        11,331       13,145
-------------------------------------------------------------------------------------------------------------
   Total stockholders' equity                                                             51,156       52,979
-------------------------------------------------------------------------------------------------------------
                                                                                        $131,483     $137,866
=============================================================================================================

See accompanying notes to financial statements

IMAGE INDUSTRIES, INC.
Statements of Operations
(In thousands, except per share data)
                                                                                 Year ended
                                                                     ------------------------------
                                                                      July 2,    July 1,   June 29,
                                                                       1994       1995       1996
---------------------------------------------------------------------------------------------------
Net sales (note 7)                                                   $103,889   $135,182   $157,657

Cost of sales                                                          78,403    102,448    129,540
---------------------------------------------------------------------------------------------------
     Gross profit                                                      25,486     32,734     28,117

Selling, general and administrative expenses                           15,327     19,765     21,039

Special charge-replacement stock options (note 8)                      10,388          -          -
---------------------------------------------------------------------------------------------------
     Operating income (loss)                                             (229)    12,969      7,078
---------------------------------------------------------------------------------------------------

Other expense (income)

     Interest expense - stockholders and related parties                  507          -          -

     Interest expense - other                                             617      1,600      4,074

     Other expense (income), net                                           79        (18)       223
---------------------------------------------------------------------------------------------------
                                                                        1,203      1,582      4,297
---------------------------------------------------------------------------------------------------
     Earnings (loss)  before income taxes and extraordinary item       (1,432)    11,387      2,781

Income tax provision (benefit) (note 6)                                  (530)     4,195        967
---------------------------------------------------------------------------------------------------
     Earnings (loss) before extraordinary item                           (902)     7,192      1,814

Extraordinary item, gain on extinguishment of debt, less related

    income taxes of $117 (note 9)                                         190          -          -
---------------------------------------------------------------------------------------------------
        Net earnings (loss)                                          $   (712)  $  7,192   $  1,814
---------------------------------------------------------------------------------------------------

Pro forma earnings per share information:

     Earnings (loss) before extraordinary item                       $  (0.16)  $   1.24   $   0.29

     Extraordinary item                                                  0.03          -          -
---------------------------------------------------------------------------------------------------
        Net earnings (loss)                                          $  (0.13)  $   1.24   $   0.29
===================================================================================================

Weighted average number of common

and common equivalent shares outstanding                                5,609      5,809      6,205
===================================================================================================

See accompanying notes to financial statements

IMAGE INDUSTRIES, INC.
Statements of cash flows
(In thousands, except share data)

                                                                                         Year ended
                                                                                -----------------------------
                                                                                 July 2,    July 1,   June 29,
                                                                                  1994       1995       1996
                                                                                -----------------------------
Cash flows from operating activities:
  Earnings (loss) before extraordinary item                                      $  (902)  $  7,192   $ 1,814
  Extraordinary item, gain on extinguishment of debt                                 190          -         -
-------------------------------------------------------------------------------------------------------------
       Net earnings (loss)                                                          (712)     7,192     1,814
  Adjustments to reconcile net earnings (loss) to
  net cash provided by (used in) operating activities:
    Extraordinary item, gain on extinguishment of debt                              (190)         -         -
    Special charge-replacement stock options (note4)                              10,388          -         -
    Deferred income taxes                                                         (2,731)     1,215       909
    Depreciation and amortization                                                  3,656      4,187     6,789
    Amortization of deferred loan costs                                               27         23       129
    Loss on disposal of equipment                                                    137          8       215
    Changes in operating assets and liabilities
       Receivable                                                                   (530)    (5,525)   (3,946)
       Inventories                                                                  (588)   (15,262)    1,354
       Prepaid expenses                                                              893         78      (572)
       Deposits and other                                                             (2)      (118)   (1,029)
       Trade accounts payable                                                      1,257      4,504    (3,986)
       Accrued expenses                                                              393      1,031       246
       Income taxes payable                                                          427       (322)     (105)
-------------------------------------------------------------------------------------------------------------
       Net cash provided by (used in) operating activities                        12,425     (2,989)    1,818
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Capital expenditures                                                         (13,356)   (18,407)   (9,187)
    Acquisition of net assets-Pharr Yarns of Georgia, Inc.                             -    (11,298)     -
    Proceeds from sales of equipment                                                  81        135        65
-------------------------------------------------------------------------------------------------------------
       Net cash used in investing activities                                     (13,275)   (29,570)   (9,122)
-------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Net borrowings under line of credit agreement                                  2,529     33,148     7,473
    Proceeds from issuance of long term debt                                          32         26      -
    Principal payments on long term debt and capital lease obligations           (17,333)      (218)     (218)

    Proceeds from issuance of common stock                                        15,700          -         1
    Deferred loan costs                                                              (79)      (225)        -
    Cost of issuance and registration of shares                                        -          -       (20)
-------------------------------------------------------------------------------------------------------------
        Net cash provided by financing activities                                    849     32,731     7,236
-------------------------------------------------------------------------------------------------------------
        Net increase (decrease) in cash                                               (1)       172       (68)
Cash at beginning of year                                                             15         14       186
-------------------------------------------------------------------------------------------------------------
Cash at end of year                                                              $    14   $    186   $   118
=============================================================================================================
Supplemental disclosures of cash flow information:

  Cash paid during the period for:
        Interest paid to stockholders and related parties                        $   645          -         -
=============================================================================================================
        Interest paid to others                                                  $   730   $  2,029   $ 4,238
=============================================================================================================
        Income taxes                                                             $ 1,672   $  3,025   $   565
=============================================================================================================
Supplemental disclosures of noncash investing and financing activities:

  Incurrance of capital lease obligations for equipment                          $         $    153   $    19
=============================================================================================================
  The Company purchased substantially all the operating assets of Pharr Yarns of Georgia, Inc. in the year ended July 1, 1995. In conjunction with this acquisition the company issued 400,000 shares in common stock as follows:
    Fair value of assets acquired                                                          $ 15,698
    Cash paid for assets acquired                                                            11,298
-------------------------------------------------------------------------------------------------------------
    Common stock issued                                                                    $  4,400
=============================================================================================================

See accompanying notes to financial statements

IMAGE INDUSTRIES, INC.

Statements of Stockholders' equity

(In thousands)

                                                         Common Stock    Preferred Stock    Additional                Total
                                                         ------------    ---------------      paid-in    Retained  stockholders'
                                                         Shares  Amount   Shares    Amount    capital    earnings     equity
--------------------------------------------------------------------------------------------------------------------------------
Balances at July 3, 1993                                  2,866      29         -         -      9,289     4,851         14,169
Issuance of common stock (note 11)                        1,904      19         -         -     15,681         -         15,700
Issuance of replacement stock options (note 11)               -       -         -         -     10,388         -         10,388
Net loss                                                      -       -         -         -          -      (712)          (712)
-------------------------------------------------------------------------------------------------------------------------------
Balances at July 2, 1994                                  4,770      48         -         -     35,358     4,139         39,545
Issuance of common stock (notes 11 and 12)                  457       4         -         -      4,396         -          4,400
Gain on exercise of replacement stock options (note 11)       -       -         -         -         19         -             19
Net earnings                                                  -       -         -         -          -     7,192          7,192
-------------------------------------------------------------------------------------------------------------------------------
Balances at July 1, 1995                                  5,227      52         -         -     39,773    11,331         51,156
Issuance of common stock                                     39       1         -         -          -         -              1
Gain on exercise of replacement stock options (note 11)       -       -         -         -         28         -             28
Registration of shares to Pharr Yarns of Georgia. Inc.        -       -         -         -        (20)        -            (20)
Net earnings                                                  -       -         -         -          -     1,814          1,814
-------------------------------------------------------------------------------------------------------------------------------
Balances at June 29, 1996                                 5,266     $53         -         -    $39,781   $13,145        $52,979
===============================================================================================================================

See accompanying notes to financial statements

NOTES TO FINANCIAL STATEMENTS

JULY 2, 1994, JULY 1, 1995 JUNE 29, 1996

(1)   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
      Image Industries, Inc. is a vertically integrated manufacturing company involved in the manufacturing of residential carpet and plastics recycling. Residential carpeting is sold domestically and overseas and accounts for 78% of total sales. The carpet is made from polyester fiber, which the Company produces internally. The plastics recycling products, primarily PET (Polyethylene Terepthalate) flake, PET pellet, and polyester fiber, are sold domestically and account for the remaining 22% of sales. These plastics recycling products are the result of converting PET post-consumer plastics, into flake, pellet, or polyester fiber. The plastics recycling products are either used internally in the manufacturing of carpet or sold externally to various customers.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a) REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE
          Sales are recognized at the time related goods are shipped. An allowance for loss on doubtful receivables is provided based on management's estimates of potential credit losses. Receivables are written off against the allowance account when deemed to be uncollectible.

      (b) INVENTORIES
          Inventories are stated at the lower of cost or market (net realizable value). The cost of inventory is determined using standard cost methods which approximate the first-in, first-out method (FIFO).

      (c) PROPERTY, PLANT, AND EQUIPMENT
          Property, plant and equipment is recorded at cost and includes interest on funds borrowed to finance construction. Depreciation is provided over the estimated useful lives of the assets on the straight-line basis (generally 12 years for equipment and 40 years for buildings).

      (d) DEFERRED LOAN COSTS
          Deferred loan costs represent fees and expenses incurred to obtain long-term debt. The deferred loan costs are being amortized over the lives of the applicable loans.

      (e) EXCESS OF COST OVER NET ASSETS ACQUIRED
          The excess of cost over net assets acquired ("goodwill") resulted from the Pharr Yarns of Georgia, Inc. asset purchase (Note 12) which occurred during 1995 and is being amortized to income on a straight-line basis over 15 years.

      (f) INCOME TAXES
          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (g) FISCAL YEAR
          The Company's 52- or 53-week fiscal year ends on the Saturday closest to the end of June. The results of operations for fiscal years 1994,1995 and 1996 reflect 52-week periods.

      (h) COMMON STOCK AND EARNINGS PER SHARE
          All share and per share data have been adjusted to give retroactive effect to the stock split described in note 11. Earnings per common share is calculated based upon weighted average number of common shares and their equivalents outstanding in the respective periods.

          Because of the significant effect of the issuance of the fully vested Replacement Stock Options for 1,133,856 shares, pro forma earnings per share data are presented for the year ended July 2, 1994. Pro forma weighted average common and common equivalent shares include the dilutive effect of the 1,133,856 Replacement Stock Options. Earnings per share data for year ended July 1, 1995 and June 29, 1996 are presented on a historical basis.

      (i) USE OF ESTIMATES
          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      (j) RECLASSIFICATIONS
          Certain reclassifications were made to the 1994 and 1995 amounts in order to conform to the 1996 classifications.

(3)  INVENTORIES AND PROPERTY, PLANT AND EQUIPMENT
     Inventories consisted of (in thousands):


                                                                                                  1995          1996
     ------------------------------------------------------------------------------------------------------------------
         Raw materials                                                                        $ 13,761       $12,516
         Work in process                                                                         1,890         5,124
         Finished goods                                                                         15,898        12,555
     ------------------------------------------------------------------------------------------------------------------
                                                                                              $ 31,549       $30,195
     ==================================================================================================================

     Property, plant and equipment consisted of (in thousands):


                                                                                                   1995           1996
     -----------------------------------------------------------------------------------------------------------------
         Land and improvements                                                                  $ 2,149        $ 2,149
         Buildings                                                                               20,867         22,868
         Machinery and equipment                                                                 69,402         74,358
         Furniture and fixtures                                                                     375            384
         Vehicles                                                                                   481            482
         Construction in progress                                                                 2,567          4,400
     -----------------------------------------------------------------------------------------------------------------
                                                                                                 95,841        104,641
         Less accumulated depreciation and amortization                                          21,250         27,913
     -----------------------------------------------------------------------------------------------------------------
             Property, plant and equipment, net                                                 $74,591        $76,728
     =================================================================================================================

(4)   LONG-TERM DEBT
      Long-term debt is summarized as follows (in thousands):


                                                                                                   1995           1996
     -----------------------------------------------------------------------------------------------------------------
      Note payable to bank under revolving credit agreement                                     $53,049        $60,523
      Equipment notes at 6.5% to 10.6%, due in monthly
         Installments, including interest, through December, 1996                                    40             16
     ------------------------------------------------------------------------------------------------------------------

                                                                                                 53,089         60,539
      Less current installments                                                                      23             13
     -----------------------------------------------------------------------------------------------------------------
         Total long-term debt, excluding current installments                                   $53,066        $60,526
     =================================================================================================================

      The note payable to bank at July 1, 1995 was under a revolving line of credit agreement, expiring June 30, 1999, bearing interest payable quarterly at the prime interest rate or Eurodollar rate plus
      1.00%. Effective on November 6, 1995, the Company renegotiated its credit agreement with its primary lender and two other financial institutions. The restated credit facility allows the Company to borrow up to $70 million with interest payable quarterly at prime rate (on June 29, 1996, prime rate was 8.25%) or Eurodollar rate (approximately 5.26% at June 29,
      1996) plus 1.00%. The borrowings under the agreement are secured by a first priority lien on all assets. The facility contains numerous covenants including, but not limited to, restrictions on the assumption of certain types of indebtedness, minimum earnings levels, interest coverage, and tangible net worth. On June 29, 1996, the Company was in compliance with all such covenants. The maximum amounts borrowed during the fiscal years 1994, 1995 and 1996 were $19,901,000 $53,049,000 and
      $60,523,000 respectively. At June 29 1996, availability under the Company's credit facility was approximately $9,477,000.

     The aggregate maturities of long-term debt as of June 29, 1996 were as follows (in thousands):


        Fiscal Year
        -----------
        1997                                                                                      13
        1998                                                                                       3
        1999                                                                                  60,523
      ----------------------------------------------------------------------------------------------
        Total                                                                                 60,539
      ==============================================================================================

(5)   Commitments and Contingencies

      The Company is obligated under various capital leases for buildings and certain machinery and equipment that expire at various dates during the next seven years. At July 1, 1995, and June 29, 1996, the gross amount of buildings and equipment and related accumulated amortization recorded under capital leases were as follows (in thousands):


                                                                                                1995             1996
     ----------------------------------------------------------------------------------------------------------------
              Buildings                                                                       $1,080            1,080
              Machinery and equipment                                                            435              454
     ----------------------------------------------------------------------------------------------------------------
                                                                                               1,515            1,534
              less accumulated depreciation                                                      467              424
     ----------------------------------------------------------------------------------------------------------------
              Net assets under capital leases                                                 $1,048           $1,110
     ================================================================================================================

     Amortization of assets held under capital leases is included with depreciation expense.

      Future minimum lease payments under noncancellable operating leases and the present value of future minimum capital lease payments as of June 29, 1996 are approximately (in thousands):


                                                                                                   Capital  Operating
             Fiscal Year                                                                            leases    leases
             -------------------------------------------------------------------------------------------------------
             1997                                                                                     230      1,897
             1998                                                                                     181        494
             1999                                                                                     172         84
             2000                                                                                     156         28
             2001                                                                                     116          -
             Later years                                                                               64          -
             -------------------------------------------------------------------------------------------------------
             Total minimum lease payments                                                             919      2.503
                                                                                                               =====
             Less amounts representing interest ( at approximate
                rates ranging from 6% to 14%)                                                         135
             --------------------------------------------------------------------------------------------
             Present value of minimum capital lease payments                                          784
                Less current installments of obligations under capital leases                         182
                                                                                                        -
             --------------------------------------------------------------------------------------------
                  Obligations under capital leases, excluding current obligations                     602
             ============================================================================================

      Rent expense under operating leases was approximately $580,000, $736,000 and $1,316,000 for fiscal years 1994, 1995 and 1996 respectively.

      Effective August 10, 1993, the Company entered into three-year employment agreements with four of its executive officers. The contracts obligate the Company for compensation, severance, bonus, and other employment related matters. These agreements provide for aggregate base compensation levels totaling $843,000 per year. On that date, the Company also entered into agreements indemnifying certain officers and key employees against personal liability for actions taken in the course of their employment and obligating the Company for costs to defend those officers and employees.

6)    INCOME TAXES
      The components of the income tax provision (benefit) are as follows (in thousands):


                                                                          Current            Deferred            Total
           ------------------------------------------------------------------------------------------------------------
           Year ended July 2, 1994:
               Federal                                                     $1,946            $(2,420)            $ (474)
               State                                                          255               (311)               (56)
           ------------------------------------------------------------------------------------------------------------
                  Total                                                    $2,201            $(2,731)            $ (530)
           ============================================================================================================
           Year ended July 1, 1995:
               Federal                                                     $2,771            $ 1,116             $3,887
               State                                                          209                 99                308
           ------------------------------------------------------------------------------------------------------------
                  Total                                                    $2,980            $ 1,215             $4,195
           ============================================================================================================
           YEAR ENDED JUNE 29, 1996:
               FEDERAL                                                     $   54            $   835             $  889
               STATE                                                            4                 74                 78
           ------------------------------------------------------------------------------------------------------------
                  TOTAL                                                    $   58            $   909             $  967
           ============================================================================================================

      The income tax provision (benefit) differed from the amounts computed by applying the U.S. Federal income tax rate of 34% for the year ended July 2,1994, 35% for the year ended and July 2, 1995 and 34% in the year ended June 29, 1996 to earnings (loss) before income taxes as a result of the following (in thousands):


                                                                                    1994           1995         1996
            --------------------------------------------------------------------------------------------------------
            Computed "expected" tax provision (benefit)                            $(487)        $3,985        $ 946
            Increase (reduction) in income taxes resulting from:
              State income taxes, net of Federal income
                tax  effect                                                          (37)           200           51
            Increase in value of stock options exercised                               -              -          (28)
              Other, net                                                              (6)            10           (2)
            --------------------------------------------------------------------------------------------------------
            Actual income tax provision (benefit)                                  $(530)        $4,195        $ 967
            ========================================================================================================

      The significant components of deferred income tax expense (benefit) for the year ended July 1, 1995 and June 29, 1996 are as follows (in thousands):


                                                                                                        1995                1996
            --------------------------------------------------------------------------------------------------------------------
            Utilization of and  tax benefit of stock options                                          $  397               $ 177
            Utilization of net operating loss carryovers and tax credits                                 682                (400)
            Inventory adjustments                                                                       (417)                (61)
            Depreciation                                                                                 293               1,184
            Changes in other tax assets and liabilities                                                  260                   9
            --------------------------------------------------------------------------------------------------------------------
            Total                                                                                     $1,215               $ 909
            ====================================================================================================================

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at July 1, 1995 and June 29, 1996 are (in thousands):

                                                                                                    1995           1996
           -------------------------------------------------------------------------------------------------------------
           Deferred tax assets:
             Accounts receivable, principally due to allowance for doubtful accounts and
               accrued returns and allowances                                                      $  480         $  308
             Inventories, principally due to additional costs  inventoried for tax purposes           827            871
             Compensated absences and employee benefits, principally due to accrual for
               financial reporting purposes                                                           178            294
             Special charge-replacement stock options                                               3,420          3,268
             Net operating loss carryforwards                                                       1,315          1,315
             AMT Credit                                                                                 -            400
             Other                                                                                     14              -
           -------------------------------------------------------------------------------------------------------------
                 Total gross deferred income tax assets                                             6,234          6,456
             Valuation allowance                                                                        -              -
           -------------------------------------------------------------------------------------------------------------
                    Net deferred tax assets                                                         6.234          6,456
           -------------------------------------------------------------------------------------------------------------
           Deferred tax liabilities:
             Plant and equipment, principally due to differences in depreciation                    7,299          8,447
             Other                                                                                    286            269
           -------------------------------------------------------------------------------------------------------------
                 Total gross deferred tax liabilities                                               7,585          8,716
           -------------------------------------------------------------------------------------------------------------
                    Net deferred tax liabilities                                                   $1,351         $2,260
           =============================================================================================================

      No valuation allowance was recorded against deferred tax assets at July 1, 1995 or June 29, 1996. The Company's management believes the existing net deductible temporary differences comprising total deferred tax assets will reverse during periods in which the Company generates sufficient net taxable income. Utilization of net operating loss carryforwards may be limited by the alternative minimum tax provisions.

(7)   BUSINESS AND CREDIT CONCENTRATION

      In fiscal years 1994, 1995 and 1996, export sales accounted for approximately 25%, 17% and 12%, respectively, of the Company's net sales. Export sales are principally to customers in the Middle East, Europe and Canada. Sales to Middle Eastern customers totaled 21%, 13% and 9% of net sales in fiscal years 1994, 1995 and 1996.

      In 1994, 1995 and 1996, one customer accounted for approximately 21%, 13% and 6% of the Company's net sales, respectively.

(8)   STOCK OPTION PLANS

      Effective August 10, 1993, the Company adopted a Plan and Agreement of Conversion in which all previously outstanding vested and unvested stock options and unvested stock appreciation units were canceled and a like number of fully vested replacement stock options were issued. These options have an exercise price of $.01 per share and expire March 30, 2006. In connection with the grant of the replacement stock options, the Company recognized a noncash, nonrecurring charge of approximately $10,388,000 (pre-tax) in the fiscal year ending July 2, 1994. In connection with the Plan, the Company has granted the option holders certain protections against possible tax consequences associated with the grant of the options. At June 29, 1996 approximately 934,000 replacement stock options were outstanding.

      The Company also adopted a stock option plan which provides for the grant of stock options to selected participants, including officers and key employees of the Company. A total of 350,000 shares of common stock has been reserved for issuance under the stock option plan which is administered by the compensation committee of the Board of Directors. The compensation committee selects the participants and determines the terms of all options. On August 10, 1993, the Company granted 41,318 fully vested incentive options to the Company's chief executive officer at $10.00 per share, exercisable over a three-year period. On May 9, 1995, the Company granted an additional 3,294 fully vested incentive options to other Company employees at $12.38 per share.

(9)   GAIN ON EXTINGUISHMENT OF DEBT

      During the fiscal year ended July 2, 1994, the Company recognized an extraordinary gain of approximately $764,000 on the extinguishment of long-term debt owed to two shareholders, which was partially offset by the write-off of approximately $457,000 of deferred loan costs on debt prepaid with the proceeds of the Initial Public Offering.

(10)  QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                       First       Second      Third       Fourth
                                                                      Quarter     Quarter     Quarter     Quarter
               ----------------------------------------------------------------------------------------------------
                                                                                             (In thousands, except
                                                                                              per share data)
               Year ended July 1, 1995:
                 Net Sales                                              $30,513     $34,615     $34,489     $35,565
                 Gross Profit                                             7,389       8,806       7,817       8,722
                 Net Earnings                                             1,702       2,154       1,661       1,675
                 Net Earnings per share                                    0.29        0.37        0.29        0.29

               Year ended June 29, 1996:
                 Net Sales                                              $37,337     $42,563     $37,573     $40,184
                 Gross Profit                                             6,965       7,349       6,029       7,774
                 Net Earnings                                               656         660         108         390
                 Net Earnings per share                                    0.11        0.11        0.02        0.05

(11)  STOCKHOLDERS' EQUITY

      On August 18, 1993, 2,500,000 shares of the Company's common stock were sold to the public, of which 1,800,000 were sold by the Company at $10.00 per share in the Company's initial public offering. On August 26, 1993, an overallotment option for an additional 375,000 shares was exercised by the underwriters on behalf of the selling stockholders. In connection with the offering, the options and stock appreciation units (see note 8) then outstanding were converted into an equal number of fully vested replacement stock options having an exercise price of $.01 per share. As a result of this exchange, the Company recognized a noncash, nonrecurring charge of approximately $10,388,000. The number of authorized common shares was increased to 20,000,000 shares, the Class A and Class B common stock was converted on a one-to-one basis to ordinary common stock, and the common shares plus all options, warrants, and stock appreciation units were split on the basis of approximately 3.294 to 1. The Company also authorized 10,000,000 shares of preferred stock, of which no shares were outstanding as of June 29, 1996.

(12)  ACQUISITIONS

      Effective April 5, 1995, the Company entered into an asset purchase agreement with Pharr Yarns of Georgia, Inc. and Stowe-Pharr Mills, Inc. to purchase substantially all of the operating assets of Pharr Yarns of Georgia, Inc., including the property, plant and equipment as well as certain inventory items and supplies. The transaction was consummated on June 30, 1995. The purchase price payable by Image at the transaction's closing was 400,000 shares of stock, valued at $4,400,000, and cash of approximately $11,298,000.

      The above acquisition was accounted for as a purchase, and accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values as of the acquisition date. The net excess of the cost over the estimated fair value of the acquired assets as a result of this acquisition has been allocated to goodwill in the approximate amount of $96,000 and will be amortized over fifteen years. Since the acquisition occurred on the day before the Company's year end, the acquisition had no effect on operating results for fiscal 1995.

      The following unaudited pro forma data summarizes the results of operations for the period indicated as if the transaction had taken place at the beginning of the period presented and do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future (in thousands except per share data).



                                                           Year ended
                                                         July 1, 1995
---------------------------------------------------------------------
Net sales                                                    $135,182
=====================================================================
Earnings before extraordinary items                          $  8,511
=====================================================================
Pro forma earnings per share before extraordinary items      $   1.37
=====================================================================

(13)  SEGMENT REPORTING

      The Company's operations consist of two functional areas, carpet manufacturing and plastics recycling. Income from operations by segment is total sales to unaffiliated customers less expenses which are deemed to be related to the operation of that functional area. The information included in "other" is not directly allocable to either segment. Financial information for these identified segments is summarized in the following table for the year ended June 29, 1996 (in thousands):


                                              Carpet   Recycling   Other
                                             --------  ---------  --------
Sales to unaffiliated customers              $121,389    $33,733  $ 2,535
Operating income                                6,173      5,886   (4,981)
Identifiable assets:
 Trade receivables                             15,587      5,554      589
 Inventory                                     18,083     12,112        -
 Property, plant and equipment                 56,559     47,793      289
 Accumulated depreciation                      18,452      9,284      177
 Capital expenditures                           3,739      5,467        -

(14)  CHANGE IN ACCOUNTING ESTIMATE

      Due to improved computer systems, new production lines and improved production and financial reporting information being available, effective March 31, 1996, the Company changed its method of computing its inventory variances and its inventory standard to actual cost adjustment. The Company tracks raw material purchase price, labor, overhead and material usage variances from standard costs and utilizes these variances to adjust inventory from standard cost to actual cost on a periodic basis. The Company made the following changes in estimates and assumptions in tracking its inventory variances:

      Prior to March 30, 1996, the Company did not separately track purchase price variances and usage variances. The impact of this change and new information being available resulted in an additional unfavorable variance of $822,265. The Company also began tracking material usage variances based on yield losses for finished carpet which resulted in an unfavorable variance of $594,642. In addition the Company began tracking a usage variance based on rolling forward inventories by production department which resulted in an unfavorable material usage variance of $173,613.


(15)  SUBSEQUENT EVENTS

      On August 30, 1996 the Company merged with The Maxim Group, Inc. in a one for one exchange of common stock. The acquisition has been accounted for as a pooling-of-interest. The Maxim Group, Inc. through its 60 company-owned retail stores and approximately 545 franchise stores, operates one of the largest retail floor covering networks in North America. Maxim operates two distinct floor covering concepts; the CARPETMAX division's full-service format and the Georgia Carpet Outlet ("GCO") division's cash and carry discount format.

      The following unaudited pro forma data summarizes the results of operations for the period indicated as if the transaction had taken place at the beginning of the period presented and do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future (in thousands except per share data).




                                                                                           Year ended
                                                                                         June 29, 1996
             -----------------------------------------------------------------------------------------
             Net sales: Maxim                                                             $129,247,000
                      : Image                                                              157,657,000
             -----------------------------------------------------------------------------------------
                             Combined total                                               $286,904,000
             =========================================================================================
             Earnings (loss) before extraordinary items : Maxim                           $ (7,247,000)
                                                        : Image                              1,814,000
             -----------------------------------------------------------------------------------------
                             Combined loss                                                $ (5,433,000)
             =========================================================================================

      In connection with the merger Maxim Group, Inc. completed a credit facility totaling $125 million. Proceeds were used to refinance the existing debt of the Companies and provide the Companies with working capital.

         The following unaudited pro forma condensed financial data gives effect to The Maxim Group, Inc. ("Maxim") merger ("Merger") with Image Industries, Inc. ("Image") on August 30, 1996. The pro forma combined balance sheet information gives effect to the Merger with Image as if such Merger occurred on July 31, 1996. The Merger has been reflected under the pooling-of-interests basis of accounting. All of the outstanding shares of Image common stock were exchanged for 5,266,285 shares of Maxim common stock. The unaudited pro forma combined statements of earnings give effect to the Merger as if such transaction occurred on April 1, 1993. It is expected that Maxim and Image will incur approximately $4,450,000 in one-time costs related to the Merger (primarily legal, accounting, investment advisory fees and merger-related restructuring charges) during the third quarter ending October 31, 1996. These payments will be recorded as a charge to the combined statement of earnings of Maxim and Image, but they have not been included in the pro forma statements of earnings data. The pro forma combined statements of earnings for the ten months ended January 31, 1996 and each of the years ended March 31, 1995 and 1994 combine the operations of Maxim with those of Image for the corresponding periods.

         The pro forma condensed financial information should be read in conjunction with the consolidated financial statements included in Maxim's Transition Report on Form 10-K for the ten month period ended January 31, 1996, Maxim's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996 and the financial statements of Image included elsewhere herein. The pro forma condensed financial data is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of any of the above transactions.

                        PRO FORMA COMBINED BALANCE SHEET
                                  JULY 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        --------------------------------- ---------------- ----------------
                                                                   Historical
                                                        ---------------------------------    Pro Forma        Pro Forma
                                                            Maxim              Image        Adjustments       Combined
                                                        --------------------------------- ---------------- ----------------

ASSETS

Current Assets:
    Cash and cash equivalents                            $     3,258               206                                 3,464
    Receivables                                               19,075            22,424                                41,499
    Inventories                                               15,819            28,149                                43,968
    Refundable income taxes                                    1,377                 0                                 1,377
    Deferred income taxes                                        439             1,738                                 2,177
    Prepaid expenses and other assets                          2,219               955                                 3,174
                                                         -----------      ------------     -------------      --------------

                    Total current assets                      42,187            53,472                                95,659

    Property, plant and equipment, net                        17,963            77,963                                95,926
    Receivables                                                1,626                 0                                 1,626
    Intangible assets                                          8,670               100                                 8,770
    Deferred income taxes                                      1,759                 0           (1,759)(a)                0
    Other assets                                                 873             1,092                                 1,965
                                                         -----------      ------------     ------------       --------------
                                                         $    73,078           132,627           (1,759)             203,946
                                                         ===========      ============     ============       ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Current portion of long-term debt                    $     1,032                12                                  1044
    Current portion of capital lease obligations                 367               164                                   531
    Rebates payable to franchisees                             3,291                 0                                 3,291
    Accounts payable                                           7,220            10,190                                17,410
    Accrued expenses                                           5,494             4,840                                10,334
    Deferred revenue                                           1,768                 0                                 1,768
    Deposits                                                   3,115                 0                                 3,115
                                                         -----------      ------------     ------------       --------------

                   Total current liabilities                  22,287            15,206                                37,493

    Long-term debt                                            27,914            60,402                                88,316
    Capital lease obligations                                  1,744                 0                                 1,744
    Deferred income taxes                                          0             4,340           (1,759)(a)            2,581
                                                         -----------      ------------     ------------       --------------


                   Total liabilities                          51,945            79,948           (1,759)             130,134
                                                         -----------      ------------     ------------       --------------

Stockholders' Equity:
    Common stock, $.001 par value; authorized 15,000
    shares; issued and outstanding 7,234 shares at
    July 31, 1996 (12,500 shares on a
    pro forma basis)                                               7                53              (48)(b)               12
    Additional paid-in-capital                                21,485            39,781               48 (b)           61,314
    Treasury stock                                              (336)                0                                  (336)
    Retained earnings                                            (23)           12,845                                12,822
                                                         -----------      ------------     -------------      --------------

                   Total stockholders' equity                 21,133            52,679                 0              73,812
                                                         -----------      ------------     -------------      --------------
                                                         $    73,078           132,627            (1,759)            203,946
                                                         ===========      ============     =============      ==============

                    NOTES TO PRO FORMA COMBINED BALANCE SHEET


  (a)    Adjustment has been made to reflect the net deferred tax liability.

  (b) Adjustment has been made to reflect the issuance of 5,266,285 of common stock of Maxim in exchange for shares of Image common stock.

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JULY 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         ---------------------------------- -----------------
                                                                    Historical
                                                         ---------------------------------       Pro Forma
                                                               Maxim            Image             Combined
                                                         ---------------    ---------------    --------------

Net sales                                                $       70,092             79,231           149,323
Cost of sales                                                    43,129             65,501           108,630
                                                         --------------     --------------     -------------

              Gross profit                                       26,963             13,730            40,693

Selling, general, and administrative expenses                    24,876             11,383            36,259
                                                         --------------     --------------     -------------

              Operating income                                    2,087              2,347             4,434
                                                         --------------     --------------     -------------

Other income (expense):
   Interest income                                                  311                  0               311
   Interest expense                                              (1,248)            (1,965)           (3,213)
   Other income (expense), net                                      374              (114)               260
                                                         --------------     --------------     -------------
                                                                   (563)            (2,079)           (2,642)
                                                         --------------     --------------     -------------

              Earnings before income taxes                        1,524                268             1,792
Income tax expense                                                  610                107               717
                                                         --------------     --------------     -------------

              Net earnings                               $          914                161             1,075
                                                         ==============     ==============     =============

Earnings per common and common equivalent share          $          .12                .03               .08
                                                         ==============     ==============     =============

Weighted average number of common
and common equivalent shares outstanding                          7,477              5,870            13,347
                                                         ==============     ==============     =============

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                    FOR THE TEN MONTHS ENDED JANUARY 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      ----------------------------------- ------------------
                                                                  Historical
                                                      ----------------------------------        Pro Forma
                                                          Maxim                Image            Combined
                                                       -------------      --------------     --------------

Net sales                                              $      99,290             128,260            227,550
Cost of sales                                                 58,808             102,915            161,723
                                                       -------------      --------------     --------------

               Gross profit                                   40,482              25,345             65,827

Selling, general, and administrative expenses                 41,967              17,229             59,196
Goodwill impairment charge                                    (6,569)                  0             (6,569)
                                                       -------------      --------------     --------------

               Operating (loss) income                        (8,054)              8,116                 62
                                                       -------------      --------------     --------------

Other income (expense):
   Interest income                                               415                   0                415
   Interest expense                                           (1,589)             (3,106)            (4,695)
   Other income (expense), net                                   194                (117)                77
                                                       -------------      --------------     --------------
                                                                (980)             (3,223)            (4,203)
                                                       -------------      --------------     --------------

               (Loss) earnings before income taxes            (9,034)              4,893             (4,141)
Income tax (benefit) expense                                  (1,760)              1,864                104
                                                       -------------      --------------     --------------

               Net (loss) earnings                     $      (7,274)              3,029             (4,245)
                                                       =============      ==============     ==============

(Loss) earnings per common and common equivalent
share                                                  $       (1.02)                .49               (.32)
                                                       =============      ==============     ==============

Weighted average number of common
and common equivalent shares outstanding                       7,102               6,199             13,301
                                                       =============      ==============     ==============


                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                        FOR THE YEAR ENDED MARCH 31, 1995
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             -----------------------------   ---------------
                                                                        Historical
                                                             -----------------------------        Pro Forma
                                                                Maxim              Image          Combined
                                                             ------------     ------------      ------------

Net sales                                                    $     76,091          127,250           203,341
Cost of sales                                                      43,109           96,413           139,522
                                                             ------------     ------------      ------------

                   Gross profit                                    32,982           30,837            63,819

Selling, general, and administrative expenses                      28,906           18,464            47,370
                                                             ------------     ------------      ------------

                   Operating income                                 4,076           12,373            16,449
                                                             -------------    -------------     ------------

Other income (expense):
   Interest income                                                    397                0               397
   Interest expense                                                  (707)          (1,131)           (1,838)
   Other                                                              364               57               421
                                                             ------------     ------------      ------------
                                                                       54           (1,074)           (1,020)
                                                             ------------     ------------      ------------

                   Earnings before income taxes                     4,130           11,299            15,429
Income taxes                                                        1,745            4,042             5,787
                                                             ------------     ------------      ------------

                   Net earnings                              $      2,385            7,257             9,642
                                                             ============     ============      ============

Earnings per common and common equivalent share              $        .34             1.17               .72
                                                             ============     ============      ============

Weighted average number of common
and common equivalent shares outstanding                            7,092            6,209            13,301
                                                             ============     ============      ============


                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                        FOR THE YEAR ENDED MARCH 31, 1994
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 ------------------------------- ------------------
                                                                           Historical
                                                                 ------------------------------        Pro Forma
                                                                    Maxim             Image            Combined
                                                                ------------      -------------      ------------
Net sales                                                       $     19,334            103,257           122,591
Cost of sales                                                          7,282             78,565            85,847
                                                                ------------      -------------      ------------

                   Gross profit                                       12,052             24,692            36,744

Selling, general, and administrative expenses                          8,396             25,661            34,057
                                                                ------------      -------------      ------------

                   Operating income (loss)                             3,656               (969)            2,687
                                                                ------------      -------------      ------------

Other income (expense):
   Interest income                                                       306                  0               306
   Interest expense                                                      (71)            (1,815)           (1,886)
   Other                                                                   0               (263)             (263)
                                                                ------------      -------------      ------------
                                                                         235             (2,078)           (1,843)
                                                                ------------      -------------      ------------

                   Earnings (loss) before income taxes                 3,891             (3,047)              844
Income tax (benefit) expense                                           1,426             (1,051)              375
                                                                ------------      -------------      ------------

Net earnings (loss) before extraordinary income                        2,465             (1,996)              469

Extraordinary income                                                       0                190               190
                                                                ------------      -------------      ------------

                   Net earnings (loss)                          $      2,465             (1,806)              659
                                                                ============      =============      ============

Earnings (loss) per common and common equivalent share          $        .50               (.29)              .06
                                                                ============      =============      ============

Weighted average number of common
and common equivalent shares outstanding                               4,958              6,203            11,161
                                                                ============      =============      ============


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              THE MAXIM GROUP, INC.


Date: November 15, 1996                       By:  /s/ Gene Harper
      ---------------------                        -----------------------
                                                   Gene Harper
                                                   Chief Financial Officer